UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 3, 2012

COINSTAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

1800 – 114th Avenue SE Bellevue, Washington		98004
(Address of principal executive offices and internet site)		(Zip Code)

Registrant’s telephone number, including area code: (425) 943-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 3, 2012, Redbox Automated Retail, LLC (“Redbox”), a Delaware limited liability company and wholly owned subsidiary of Coinstar, Inc., a Delaware corporation (“Coinstar”), and Verizon Ventures IV LLC (“Verizon”), a Delaware limited liability company and wholly owned subsidiary of Verizon Communications Inc., entered into a Limited Liability Company Agreement (the “LLC Agreement”) and related arrangements. The LLC Agreement governs the relationship of the parties with respect to Verizon Ventures V LLC, a Delaware limited liability company (the “Joint Venture”), a joint venture formed by Redbox and Verizon for the primary purpose of developing, launching, marketing and operating nationwide "over-the-top" video distribution services providing consumers with access to video programming content, including linear content, delivered via broadband networks to video-enabled viewing devices and offering rental of physical DVDs and Blu-ray Discs® from DVD rental kiosks (together with all activities, services and assets directly and reasonably related thereto, the “Joint Venture Business”). The LLC Agreement is the Joint Venture’s primary governing document and contains understandings and agreements of the parties regarding governance and operations of the Joint Venture Business. The LLC Agreement provides for a cash distribution policy.

Each of Redbox and Verizon may be required to make mandatory capital contributions to the Joint Venture, on a pro rata basis relative to their respective ownership interests, on request of the Joint Venture's Board of Managers (the “Board”) to satisfy capital or other needs of the Joint Venture. Redbox is initially acquiring a 35% minority ownership interest in the Joint Venture and will make an initial capital contribution of $14 million in cash. The Board may request each member to make additional capital contributions, on a pro rata basis relative to its respective ownership interest. If a member does not make any or all of its requested capital contributions, as the case may be, the other contributing member generally may make such capital contributions. So long as Redbox contributes its pro rata share of the first $450 million of capital contributions to the Joint Venture, Redbox’s interest cannot be diluted below 10%. The LLC Agreement contains other provisions addressing the failure to make capital contributions, and also certain anti-dilution protections that apply under certain circumstances.

The Joint Venture will initially have a Board consisting of five managers. Redbox will initially appoint two and Verizon will initially appoint three of the managers. The LLC Agreement contains provisions relating to adjustment and loss of Board representation rights. The Board generally will be responsible for the management of the Joint Venture Business. Actions taken by the Board will be taken by an affirmative vote of a majority of the managers, with the exception of certain actions that will first require either the approval of members holding a majority of the membership interests or a “supermajority” of at least 75% or 82.5%, as the case may be, of the membership interests. Supermajority approval is required for, among other things, admission of additional members or transfer of membership interests during the first five years of the Joint Venture, voluntary dissolution, liquidation or reorganization, and sale or transfer of substantially all of the assets of the Joint Venture.

Under the LLC Agreement, Redbox and Verizon (and their respective affiliates, other than Verizon Wireless) are subject to certain exclusivity provisions relating to "over-the-top" video distribution services in the United States, subject to certain exceptions.

The LLC Agreement contains certain restrictions on transfers of interests in the Joint Venture, including members generally not being able to sell or transfer their interests in the Joint Venture to unaffiliated third parties for five years from the date of the LLC Agreement. In addition, Redbox has certain rights to cause Verizon to acquire Redbox’s interest in the Joint Venture (generally following the fifth anniversary of the LLC Agreement or in limited circumstances, at an earlier period of time) and Verizon has certain rights to acquire Redbox’s interest in the Joint Venture (generally following the seventh anniversary of the LLC Agreement, or, in limited circumstances, the fifth anniversary of the LLC Agreement).

In addition to the LLC Agreement, Redbox is entering into (i) a licensing arrangement allowing for the use of the “Redbox” trademark by the Joint Venture and (ii) an arrangement under which Redbox will make available to the Joint Venture DVD and Blu-ray Disc rental nights from Redbox kiosks. Verizon is initially acquiring a 65% majority ownership interest in the Joint Venture and in connection therewith will make an initial cash contribution to the Joint Venture. In addition, Verizon is entering into a licensing arrangement allowing for the use of the “Verizon” trademark by the Joint Venture, and an arrangement under which Verizon will make available to the Joint Venture certain rights to video programming content delivered via broadband networks.

The foregoing summary is qualified in its entirety by reference to the text of the LLC Agreement to be included as an Exhibit to Coinstar's Quarterly Report on Form 10-Q for the quarter ending March 31, 2012.

Certain statements in this filing and the press release furnished herewith are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “goals,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this release include statements regarding the Joint Venture, its products and services and the timing of its launch. Forward-looking statements are not guarantees of future performance and actual performance may vary materially from the performance expressed or implied in such statements. Differences may result from actions taken by Coinstar, Redbox, Verizon, or the Joint Venture, as well as from other risks and uncertainties beyond Coinstar’s control. Such risks and uncertainties include, but are not limited to, competition from other digital entertainment providers, the ability to achieve the strategic and financial objectives for our entry into a new business, and our limited ability to direct the management or policies of the new joint venture. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review “Risk Factors” described in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. These forward-looking statements reflect Coinstar’s expectations as of the date of this release. Coinstar undertakes no obligation to update the information provided herein.

Item 7.01	Regulation FD Disclosure.

On February 6, 2012, Coinstar issued a press release regarding the Joint Venture. The press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated February 6, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COINSTAR, INC.

Date: February 6, 2012	By:	/s/ Donald R. Rench
Donald R. Rench Chief Legal Officer, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated February 6, 2012